Exhibit 23.1

ACCOUNTANTS + ADVISORS

ROSENBERG RICH BAKER BERMAN, P.A. www.rrbb.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Callan JMB, Inc.
Spring Branch, TX

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated March 31, 2026, relating to the financial statements of Callan JMB, Inc. (formerly Coldchain Technology Services, LLC) for the years ended December 31, 2025 and 2024.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey
September 16, 2026